Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2012 relating to the consolidated financial statements, which appears in AG Mortgage Investment Trust, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

July 10, 2012